SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C. 20549


                                     FORM 8-K/A

                                   Amendment No. 3

                                   CURRENT REPORT


                          PURSUANT TO SECTION 13 OR 15 (d)
                       OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of Report (Date of Earliest event reported)  April  29, 1998



                                  MALEX, INC.
          (Exact Name of Registrant as Specified in its Charter)


               Delaware             33-19435         75-2233445
              (State of            (Commission    (IRS Employer
              Incorporation)       File Number)   Identification No.)


              2415 Midway Road, Suite 121, Carrollton, Texas  75006
                    (Address of Principal Executive Offices)


          Registrant's telephone number, including area code:    (972)
          733-3005

          ITEM 1.   Changes in Control of Registrant

          On April 29, 1998, Mick Y. Wettreich surrendered 24,134,000 common shares in the Registrant to the Registrant for cancellation receiving no compensation. Control of the Registrant continues with Mick Y. Wettreich who owns 92.64% of the outstanding voting stock of the Registrant.

          ITEM 4.   Changes in Registrant's Certifying Accountant

          Michael Zinn, CPA has been dismissed as the Company's independent auditors effective April 29, 1998. During the past two years the accountant's report on the financial statements of the Registrant did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified to uncertainty, audit scope or accounting principles.

          During the past two years, and the interim period ending April 29, 1998, there were no disagreements between the Company and the auditors regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The Registrant has previously received and filed a letter from Mr. Zinn addressed to the Securities and Exchange Commission stating that he agrees with the above statements.

          Larry O'Donnell, CPA has been appointed effective April 29, 1998 to act as the auditor for the Company.


                                     SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   MALEX, INC.


                                   By:  /s/ Daniel Wettreich
                                        Daniel Wettreich
                                        President

          Dated:  April 29, 1998

          *Exhibits in relation to Item 4 have previously been filed on May 19, 1998.